EXHIBIT 10.7

Confidential treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

DE-AC01-93NE50067,
08843672/50067-02
Amendment No. 020

AMENDMENT No. 020, signed as of June 5, 2012, to Contract No. DE-AC01-93NE50067,08843672/50067-02 entered into January 14, 1994 (the "Contract") by and between United States Enrichment Corporation ("USEC"), Executive Agent of the United States of America, and Joint Stock Company "Techsnabexport" ("TENEX"), Executive Agent of the State Atomic Energy Corporation "Rosatom" ("Rosatom"), Executive agent of the Russian Federation. USEC and TENEX, acting in their capacities as Executive Agents, are referred to herein individually as a "Party" and collectively as the "Parties". Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contract.

Pursuant to Part I, Section H.12(c) of the Contract, USEC and TENEX hereby agree as follows:

SECTION 1. The last three sentences at the end of the first paragraph of Part I, Section B.05 shall be replaced by the following:

"Notwithstanding anything to the contrary in this Contract and subject to Section 3 of Amendment No. 020 to the Contract, in calendar year 2013 TENEX shall deliver, and USEC shall take delivery of, all remaining amounts of LEU-from-HEU (including all LEU contained in the 8.7 MT of HEU that was not delivered for calendar year 1999 (the “1999 Material”)), as may be required to ensure that over the term of the Contract, TENEX has delivered, and USEC has taken delivery of, LEU contained in 500 MT of HEU, in accordance with the Government-to-Government Agreement (Attachment 9 to the Contract) and the terms of this Contract before December 31, 2013."

SECTION 2. Notwithstanding anything to the contrary in the Contract (including but not limited to Appendix A to Amendment No. 019 to the Contract), *****. In particular, the Parties confirm and agree as follows:

(a)           The 1999 SWU Quantity means the quantity of SWU contained in 8,700.000 kg of HEU.

(b)           The exact and final 1999 SWU Quantity ***** shall be determined in accordance with Appendix A to this Amendment No. 020 to the Contract.

(c)           The 1999 SWU Quantity shall be deemed to be contained in type 30B cylinders only and shall not be deemed to be contained in the relevant type 1S (or other type if applicable) sample bottles.

(d)           The 1999 SWU Quantity contained in the 1999 Material shall be the first SWU to be invoiced by TENEX, and paid by USEC, in CY2013. ***** Due to the high level of package traffic during the period of September-November 22, 2013, the September-November 2013 deliveries, as envisaged by the CY2013 USEC-TENEX Schedule (as defined below) may be shifted between months, but not beyond November 22, 2013. Any such shift shall not prejudice the treatment of the deliveries ordered by USEC for delivery in September-November 2013 as being subject to Section 4 for payment purposes, even if such deliveries are shifted to an earlier month.

(e)           *****

SECTION 3.                      The Parties shall establish in the schedule of LEU deliveries in CY2013 (the “CY2013 USEC-TENEX Schedule”) that the first delivery under the Contract shall be effected by TENEX and taken by USEC not later than May 31, 2013 and all LEU deliveries under the Contract, including but not limited to the last LEU delivery, shall be effected by TENEX and taken by USEC not later than November 22, 2013. Subject to force majeure, all LEU deliveries under the Contract, including but not limited to the last LEU delivery, shall be imported by USEC into the United States not later than December 30, 2013 to ensure the completion of the Government-to-Government Agreement before December 31, 2013.

(a)           Only for purposes of performance by USEC of its importation obligation as stated above, “force majeure” shall include, in addition to the circumstances described in Part I, Section H.13, of the Contract, any disruption or delay of transportation of LEU to or from, or clearance of LEU at, through or from, any port that is not due to the negligent act or omission of USEC. In no event shall acts or omissions of third parties that are not solicited or caused by USEC be considered to be acts or omissions of USEC in evaluating whether USEC may claim force majeure, including, but not limited to, acts or omissions of persons or entities acting as transporters, shipping agents, freight forwarders, Customs Brokers, warehouses, contractors or subcontractors of USEC in effecting transportation to or from, or clearance of shipments at, through or from, any port, nor shall USEC’s force majeure claim be rejected on the grounds that USEC selected the third party whose acts or omissions caused the force majeure.

(b)           In case, through no fault of TENEX or the government or agencies of the Russian Federation, all LEU delivered by TENEX under the Contract in CY2013 has not been imported into the United States by December 30, 2013 for any reason whatsoever, including but not limited to force majeure circumstances, USEC shall apply its best efforts to assist TENEX in securing a joint determination of the U.S. Secretary of Energy and Secretary of State under paragraph (c)(4) of Section 3112A of the USEC Privatization Act with respect to waiver of the import limitations under paragraph (c)(1) of Section 3112A. This Section 3(b) shall be the exclusive remedy against USEC with respect to the failure to import such LEU by December 30, 2013. Such remedy shall be applied also if the failure to import such LEU by December 30, 2013 will be caused by force majeure.

SECTION 4. *****

SECTION 5. This Section 5 and Section 6 and Section 8 of this Amendment No. 020 shall take effect immediately upon execution by both Parties of this Amendment No. 020. Sections 1 through 4 and Section 7 of this Amendment No. 020 shall enter into full force and effect and the rights and obligations of the Parties under such Sections 1 through 4 and Section 7 of this Amendment No. 020 shall become effective and the Parties shall be bound by the aforementioned Sections 1 through 4 and Section 7 as of the first day by which the Parties have notified each other in writing, which notices shall not be withheld or delayed and shall indicate the date of the relevant approval or endorsement, that this Amendment No. 020 has been approved or endorsed by the notifying Party's Government. Each Party shall promptly after execution by both Parties of this Amendment No. 020 (or earlier if possible) apply to the respective Party’s Government for approval of this Amendment No. 020 and shall use its reasonable efforts to secure its Government’s approval of this Amendment No. 020 as soon as possible. If by September 1, 2012 any one or both of the Parties’ Governments have neither (i) approved or endorsed this Amendment No. 020 nor (ii) denied such approval or endorsement in writing, the Parties shall immediately enter into consultations to agree on measures to obtain the relevant Governmental approval(s) or endorsement(s) of this Amendment No. 020 and how to proceed with the implementation of the Contract in the context of the absence of the respective Governmental approval(s) or endorsement(s) of this Amendment No. 020, but if they fail to agree on such measures by September 15, 2012 and approval(s) or endorsement(s) from both Governments still have not been received by that date, Sections 1 through 4 and Section 7 of this Amendment No. 020 shall be null and void. A Party shall immediately notify the other Party if the relevant Party’s Government denies approval or endorsement of this Amendment No. 020. If any one or both of the Parties’ Governments deny approval or endorsement of this Amendment No. 020 Sections 1 through 4 and Section 7 of this Amendment No. 020 shall be null and void.

SECTION 6. Each Party may disclose to third parties the existence of this Amendment No. 020, but shall not disclose its terms, in whole or in part, to any third party without the consent of the other Party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may disclose the terms of this Amendment No. 020 (a) to the extent such disclosure is required (i) to secure an approval or endorsement required by Section 5 hereof; (ii) by law, regulation, order of a court or government agency, including to fulfill disclosure requirements of the Securities and Exchange Commission; or (iii) to fulfill such Party's duties as Executive Agent under the Contract; (b) on a confidential basis to such Party's parent companies, outside legal counsel, creditors, investors, advisors and organizations providing book-keeping, accounting and tax reporting services for either Party (including, but not limited to, Closed Joint Stock Company “Greenatom”); or (c) on a confidential basis to such Party’s production plants or for customs clearance purposes. A Party who makes a disclosure under the preceding sentence shall mark the information as "proprietary business information" and, in the case of disclosures to government organizations (including the Russian production plants) who are not subject to a signed confidentiality agreement with the disclosing Party, shall seek to invoke any procedures available to protect the disclosed information from further disclosure.

SECTION 7. Except as amended hereby, the Contract shall remain unchanged and in full force and effect.

SECTION 8. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT                                                JOINT STOCK COMPANY
CORPORATION                                                                           "TECHSNABEXPORT"

By: /s/ Philip G. Sewell                                                                     By: /s/ Alexey A. Grigoriev

Name: Philip G. Sewell                                                                     Name: Alexey A. Grigoriev

Position: Senior Vice President                                                         Position: General Director

PROPRIETARY BUSINESS INFORMATION

Appendix A:                      Calculation of 1999 SWU Quantity

The Parties shall determine the exact and final 1999 SWU Quantity at the time they execute the binding delivery order for CY2013 and CY2013 USEC-TENEX Schedule, in accordance with the following formula:

Q1999SWU = (Q1999HEU / QTHEU)  x QTSWU , where:

Q1999SWU is the 1999 SWU Quantity;

Q1999HEU is the quantity of HEU representing the 1999 Material, which equals to 8,700.000 kg HEU;

QTHEU is the total quantity of HEU to be blended down and delivered to USEC as LEU in accordance with the binding delivery order for CY2013 and CY2013 USEC-TENEX Schedule, which shall comply to the terms of the Contract, including this Amendment No. 020 (for avoidance of doubt, QTHEU shall be equal to the remaining quantity of HEU to be blended down and delivered to USEC as LEU pursuant to the Government-to-Government Agreement and the Contract in CY2013 to ensure that the total quantity of HEU blended down and delivered to USEC as LEU pursuant to the Government-to-Government Agreement and the Contract is not less than 500 metric tonnes of HEU);

QTSWU is the total quantity of SWU contained in LEU derived from QTHEU  and ordered by USEC for delivery in CY2013 in accordance with the binding order and the CY2013 USEC-TENEX Schedule.

In making the calculations in accordance with the above formula, the Parties shall round QTHEU to the nearest gram of HEU, QTSWU to three decimal places (one-thousandth part of SWU), the result of each intermediary individual arithmetic operation (division or multiplication, as the case may be) to three decimal places and the resulting Q1999SWU to three decimal places (one-thousandth part of SWU).

In making the calculation of 50% of the 1999 SWU Quantity (Q1999SWU) the Parties shall multiply Q1999SWU by 0.50 and round the resulting Q1999SWU to three decimal places (one-thousandth part of SWU).

In rounding, where the number in the fourth decimal place is 1, 2, 3 or 4, the number is discarded without changing the number in the third decimal place, and where the number in the fourth decimal place is 5, 6, 7, 8 or 9, the number in the third decimal place is increased by 1.  Thus, the number 0.0124 would be rounded to 0.012 while the number 0.0125 would be rounded to 0.013.

PROPRIETARY BUSINESS INFORMATION